As filed with the Securities and Exchange Commission on January 25, 1996
                                               Registration No. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       VITAFORT INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                    68-0110509
(State or other jurisdiction                      (I.R.S. employer
of incorporation or organization)                 identification no.)

1800 AVENUE OF THE STARS, SUITE 480
      LOS ANGELES, CALIFORNIA                        90067
(Address of principal executive offices)          (Zip Code)
            VITAFORT INTERNATIONAL CORPORATION 1995 STOCK OPTION PLAN
        AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN VITAFORT INTERNATIONAL
                 CORPORATION (THE "REGISTRANT") AND MARK BEYCHOK
              AGREEMENT BETWEEN THE REGISTRANT AND JOSEPH D. KOWAL
           CONSULTING AGREEMENT BETWEEN THE REGISTRANT AND JOFF POLLON
             OPTION AGREEMENT BETWEEN THE REGISTRANT AND JOFF POLLON
           CONSULTING AGREEMENT BETWEEN THE REGISTRANT AND JOHN O'NEIL
             OPTION AGREEMENT BETWEEN THE REGISTRANT AND JOHN O'NEIL
        CONSULTING AGREEMENT BETWEEN THE REGISTRANT AND NICHOLAS KONSTANT
          OPTION AGREEMENT BETWEEN THE REGISTRANT AND NICHOLAS KONSTANT
              AGREEMENT BETWEEN THE REGISTRANT AND FRANK J. HARITON
          OPTION AGREEMENTS BETWEEN THE REGISTRANT AND FRANK J. HARITON
                AGREEMENT BETWEEN THE REGISTRANT AND LARRY BRUCIA
            OPTION AGREEMENT BETWEEN THE REGISTRANT AND LARRY BRUCIA
            LETTER AGREEMENT BETWEEN THE REGISTRANT AND MARK BEYCHOK
             LETTER AGREEMENT BETWEEN THE REGISTRANT AND ELOY ELLIS
           LETTER AGREEMENT BETWEEN THE REGISTRANT AND JOHN COPPOLINO
           CONSULTING AGREEMENT BETWEEN THE REGISTRANT AND CHRIS FURIE
             OPTION AGREEMENT BETWEEN THE REGISTRANT AND CHRIS FURIE
                            (Full title of the plans)
                           MR. MARK BEYCHOK, PRESIDENT
                       VITAFORT INTERNATIONAL CORPORATION
                      1800 AVENUE OF THE STARS, SUITE 1114
                          LOS ANGELES, CALIFORNIA 90067
                     (Name and address of agent for service)
                                 (310) 552-6393
           Telephone number, including area code, of agent for service
                                    Copy to:
                             FRANK J. HARITON, ESQ.
                          485 MADISON AVENUE-9TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 752-7200

                         CALCULATION OF REGISTRATION FEE

Title of          Amount to be    Proposed         Proposed        Amount of
Securities to      Registered      Maximum          Maximum       Registration
be registered                       Price          Aggregate         Fee**
                                  Per Share*     Offering Price*
--------------------------------------------------------------------------------
 Common Stock,
   par value
  $.0001 per       47,292,058     $0.172213        $8,144,310        $2,808.38
    share           shares
--------------------------------------------------------------------------------

     * Based upon the weighted average of (i) exercise prices of the options granted under the Plan and other options included herein and (ii) the average of the bid and asked prices of the Registrant's Common Stock as reflected on the Electronic Bulletin Board on January 16, 1996 in the case of stock grants in the case of per share data and based upon the aggregate of the foregoing exercise prices and stock prices in the case of aggregate data.
     **   Calculated pursuant to Rule 457(h).

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) Vitafort International Corporation's (the "Company") Annual Report on Form 10-KSB for the year ended December 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(c) The Company's Current Report on Form 8-K, dated July 28, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(d) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(e) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(g) The Prospectus of the Company filed by the Company on December 19, 1989 which contains a description of the Company's Common Stock.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Frank J. Hariton, Esq. owns: (i) 159,533 shares of the Company's common stock; (ii) 800 of the Company's redeemable warrants; (iii) 66,667 common stock purchase options exercisable at $.225 and; (iv) 66,667 common stock purchase options exercisable at $.30.

Item 6.   Indemnification of Directors and Officers.

     Article Seventh of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted under the General Corporation Law of the State of Delaware ("DGCL").


          SECTION 145 of the DGCL, as amended, applies to the Company and the relevant portion of the DGCL provides as follows:

          145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

               (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
          (3) by the stockholders.

               (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

               (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

               (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               (i) For purpose of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

Item 7.   Exemption from Registration Claimed.

     No "restricted securities," as defined in the instructions to Form S-8, are being offered hereby.


Item 8. Exhibits.


           4.l -    Certificate of Incorporation of Registrant*

           4.2 -    By-laws of Registrant*

           4.3 - Agreement and Plan of Merger between the Registrant and Vitafort International Corporation, a California corporation*

           4.4 -    Certificate of Designation - Series A Preferred Stock**

           4.5 -    Certificate of Designation - Series B Preferred Stock**

           4.6 - Certificate of Amendment to the Certificate of Incorporation, November 1991**

           4.7 -    Certificate of Designation - Series C Preferred Stock**

           4.8 - Certificate of Amendment to the Certificate of Incorporation, filed February 8, 1994***

           4.9 -    Certificate of Designation - Series D Preferred Stock***

           4.10 - Certificate of Amendment to the Certificate of Incorporation, filed November 1995

           4.11 -   Specimen Stock Certificate*

           4.12 -   Specimen Redeemable Common Stock Purchase Warrant*

           4.13 -   Form of Warrant Agreement*

           4.14 -   Warrant Extension Agreement, December 18, 1992**

           4.15 -   Warrant Extension Agreement, December 18, 1994***

           4.16 -   Warrant Extension Agreement, January 18, 1995***

           4.17 -   Warrant Extension Agreement, April 3, 1995***

           4.18 -   Warrant Extension Agreement, May 3, 1995

           4.19 -   Warrant Extension Agreement, June 15, 1995

           4.20 -   Warrant Extension Agreement, July 17, 1995

           4.21 -   Warrant Extension Agreement, August 16, 1995

           4.22 -   Warrant Extension Agreement, December 31, 1995

           5.01 -   Opinion of Frank J. Hariton, Esq..

          23.01 -   Consent of Frank J. Hariton, Esq. (included in
                    Exhibit 5.01).

          23.02 - Consent of KMPG Peat Marwick LLP, Independent Certified Public Accountants.

          24.01 -   Power of Attorney (contained on signature page)

          99.01 -   The Vitafort International Corporation 1995 Stock Option
                    Plan

          99.02 - Form of Option granted to Directors under The Vitafort International Corporation 1995 Stock Option Plan and schedule of grants

          99.03 - Employee option granted to Mark Beychok under The Vitafort International Corporation 1995 Stock Option Plan

          99.04 - Vitafort International Corporation 1995 Stock Option Plan Summary

          99.05 -   Public Relations Agreement between the Registrant and Joseph
                    D. Kowal. (Incorporated by Reference to Exhibit 99.06 to Registration Statement of Form S-8 filed by the Registrant on September 22, 1995.)

          99.06 - Consulting Agreement, dated as of January 6, 1996, between the Registrant and Joff Pollon.

          99.07 - Option Agreement, dated as of January 6, 1996 between the Registrant and Joff Pollon.

          99.08 -   Consulting Agreement, dated November

                    8, 1995 between the Registrant and John O'Neil.

          99.09 - Option Agreement, dated December 18, 1995, between the Registrant and John O'Neil.

          99.10 - Amendment, dated December 16, 1995, to the Employment Agreement between the Registrant and Mark Beychok.

          99.11 - Option Agreement, dated December 16, 1995, between the Registrant and Mark Beychok.

          99.12 - Strategic Services Consulting Agreement, dated January 6, 1996, between the Registrant and Nicholas Konstant.

          99.13 - Option Agreement, dated as of January 6, 1996, between the Registrant and Nicholas Konstant.

          99.14 - Conversion Agreement, dated December 22, 1995, between the Registrant and Frank J. Hariton.

          99.15 - Class A Option Agreement, as of dated December 22, 1995, between the Registrant and Frank J. Hariton.

          99.16 - Class B Option Agreement, dated as of December 22, 1995, between the Registrant and Frank J. Hariton.

          99.17 - Conversion Agreement, dated as of December 22, 1995, between the Registrant and Larry Brucia.

          99.18 - Class A Option Agreement, dated as of December 30, 1995, between the Registrant and Larry Brucia.

          99.19 - Class B Option Agreement, dated as of December 30, 1995 between the Registrant and Larry Brucia.

          99.20 - Conversion Agreement, dated as of December 22, 1995, between the Registrant and Mark Beychok.

          99.21 - Class A Option Agreement, dated as of December 30, 1995, between the Registrant and Mark Beychok.

          99.22 - Class B Option Agreement, dated as of December 30, 1995 between the Registrant and Mark Beychok.

          99.23 -   Conversion Agreement, dated as of December 22,

                    1995, between the Registrant and Eloy Ellis.

          99.24 - Class A Option Agreement, dated as of December 30, 1995, between the Registrant and Eloy Ellis.

          99.25 - Class B Option Agreement, dated as of December 30, 1995 between the Registrant and Eloy Ellis.

          99.26 - Conversion Agreement, dated as of December 22, 1995, between the Registrant and John Coppolino.

          99.27 - Class A Option Agreement, dated as of December 30, 1995, between the Registrant and John Coppolino.

          99.28 - Class B Option Agreement, dated December 30, 1995 between the Registrant and John Coppolino.

          99.29 - Consulting Agreement, dated November 2, 1995, between the Registrant and Chris Furie.

          99.30 - Amendment, dated January 6, 1996, to Consulting Agreement between the Registrant and Chris Furie.

          99.31 - Option Agreement, dated November , 1995, between the Registrant and Chris Furie.

* Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form S-18, File Number 33-31883.

**   Incorporated by reference to the exhibits to the Registrant's Form 10-KSB for the year ended December 31, 1993.

*** Incorporated by reference to the exhibits to the Registrant's Form 10-KSB for the year ended December 31, 1994.

Item 9.   Undertakings.

     (a)  The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles and State of California, on the 24th day of January, 1996.


                         VITAFORT INTERNATIONAL CORPORATION



                         By:     /s/ Mark Beychok
                              -------------------------
                               Mark Beychok, President

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Beychok and Sheldon Schrager, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                           Director, Chief Operating
                           Officer and President
                           (Principal Executive, Accounting
                           and Financial Officer)
  /s/ Mark Beychok                                          January 17, 1996
-------------------------
  Mark Beychok

                           Chairman of the Board and
                           a Director
 /s/Sheldon Schrager                                        January 17, 1996
-------------------------
 Sheldon Schrager

                           Director                         January   , 1996
-------------------------
Stanley J. Pasarell


/s/ Donald Wohl
-------------------------
  Donald Wohl              Director                         January 17, 1996


-------------------------
  Kenneth Berg             Director                         January    , 1996

                                INDEX TO EXHIBITS
EXHIBIT NO.                       DESCRIPTION

 4.l -    Certificate of Incorporation of Registrant*

 4.2 -    By-laws of Registrant*

 4.3 - Agreement and Plan of Merger between the Registrant and Vitafort International Corporation, a California corporation*

 4.4 -    Certificate of Designation - Series A Preferred Stock**

 4.5 -    Certificate of Designation - Series B Preferred Stock**

 4.6 - Certificate of Amendment to the Certificate of Incorporation, November 1991**

 4.7 -    Certificate of Designation - Series C Preferred Stock**

 4.8 - Certificate of Amendment to the Certificate of Incorporation, filed February 8, 1994***

 4.9 -    Certificate of Designation - Series D Preferred Stock***

 4.10 - Certificate of Amendment to the Certificate of Incorporation, filed November 1995

 4.11 -   Specimen Stock Certificate*

 4.12 -   Specimen Redeemable Common Stock Purchase Warrant*

 4.13 -   Form of Warrant Agreement*

 4.14 -   Warrant Extension Agreement, December 18, 1992**

 4.15 -   Warrant Extension Agreement, December 18, 1994***

 4.16 -   Warrant Extension Agreement, January 18, 1995***

 4.17 -   Warrant Extension Agreement, April 3, 1995***

 4.18 -   Warrant Extension Agreement, May 3, 1995

 4.19 -   Warrant Extension Agreement, June 15, 1995

 4.20 -   Warrant Extension Agreement, July 17, 1995

 4.21 -   Warrant Extension Agreement, August 16, 1995

 4.22 -   Warrant Extension Agreement, December 31, 1995

 5.01 -   Opinion of Frank J. Hariton, Esq..

23.01 -   Consent of Frank J. Hariton, Esq. (included in

          Exhibit 5.01).

23.02 - Consent of KMPG Peat Marwick LLP, Independent Certified Public Accountants.

24.01 -   Power of Attorney (contained on signature page)

99.01 -   The Vitafort International Corporation 1995 Stock Option Plan

99.02 - Form of Option granted to Directors under The Vitafort International Corporation 1995 Stock Option Plan and schedule of grants

99.03 - Employee option granted to Mark Beychok under The Vitafort International Corporation 1995 Stock Option Plan

99.04 -   Vitafort International Corporation 1995 Stock Option Plan Summary

99.05 - Public Relations Agreement between the Registrant and Joseph D. Kowal. (Incorporated by Reference to Exhibit 99.06 to Registration Statement of Form S-8 filed by the Registrant on September 22, 1995.)

99.06 - Consulting Agreement, dated as of January 6, 1996, between the Registrant and Joff Pollon.

99.07 - Option Agreement, dated as of January 6, 1996 between the Registrant and Joff Pollon.

99.08 - Consulting Agreement, dated November 8, 1995 between the Registrant and John O'Neil.

99.09 - Option Agreement, dated December 18, 1995, between the Registrant and John O'Neil.

99.10 - Amendment, dated December 16, 1995, to the Employment Agreement between the Registrant and Mark Beychok.

99.11 - Option Agreement, dated December 16, 1995, between the Registrant and Mark Beychok.

99.12 - Strategic Services Consulting Agreement, dated January 6, 1996, between the Registrant and Nicholas Konstant.

99.13 - Option Agreement, dated as of January 6, 1996, between the Registrant and Nicholas Konstant.

99.14 - Conversion Agreement, dated December 22, 1995, between the Registrant and Frank J. Hariton.

99.15 - Class A Option Agreement, as of dated December 22, 1995, between the Registrant and Frank J. Hariton.

99.16 - Class B Option Agreement, dated as of December 22, 1995, between the Registrant and Frank J. Hariton.

99.17 - Conversion Agreement, dated as of December 22, 1995, between the Registrant and Larry Brucia.

99.18 - Class A Option Agreement, dated as of December 30, 1995, between the Registrant and Larry Brucia.

99.19 - Class B Option Agreement, dated as of December 30, 1995 between the Registrant and Larry Brucia.

99.20 - Conversion Agreement, dated as of December 22, 1995, between the Registrant and Mark Beychok.

99.21 - Class A Option Agreement, dated as of December 30, 1995, between the Registrant and Mark Beychok.

99.22 - Class B Option Agreement, dated as of December 30, 1995 between the Registrant and Mark Beychok.

99.23 - Conversion Agreement, dated as of December 22, 1995, between the Registrant and Eloy Ellis.

99.24 - Class A Option Agreement, dated as of December 30, 1995, between the Registrant and Eloy Ellis.

99.25 - Class B Option Agreement, dated as of December 30, 1995 between the Registrant and Eloy Ellis.

99.26 - Conversion Agreement, dated as of December 22, 1995, between the Registrant and John Coppolino.

99.27 - Class A Option Agreement, dated as of December 30, 1995, between the Registrant and John Coppolino.

99.28 - Class B Option Agreement, dated December 30, 1995 between the Registrant and John Coppolino.

99.29 - Consulting Agreement, dated November 2, 1995, between the Registrant and Chris Furie.

99.30 - Amendment, dated January 6, 1996, to Consulting Agreement between the Registrant and Chris Furie.

99.31 - Option Agreement, dated November , 1995, between the Registrant and Chris Furie.

* Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form S-18, File Number 33-31883.
**   Incorporated by reference to the exhibits to the Registrant's Form 10-KSB for the year ended December 31, 1993.
*** Incorporated by reference to the exhibits to the Registrant's Form 10-KSB for the year ended December 31, 1994.

                      R E O F F E R    P R O S P E C T U S



                                26,763,684 SHARES

                       VITAFORT INTERNATIONAL CORPORATION

                                  COMMON STOCK

                                ----------------

     The shares offered hereby will be sold by the Selling Shareholders. See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the shares offered hereby. However, if all of the shares offered hereby are sold, the Company will have received proceeds upon the exercise of stock options of $4,000,243.

     The shares of Common Stock of the Company are traded in the Electronic Bulletin Board under the symbol "VFRT." On January 16, 1996, the closing bid and asked prices of the Common Stock were approximately $.49 and $.50 per share.


                                ----------------


         THESE SHARES INVOLVE A HIGH DEGREE OF RISK.  SEE "RISK FACTORS"


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




     The Selling Shareholders have advised the Company that they propose to offer for sale and sell the shares registered hereby from time to time in broker's transactions, in negotiated transactions or through a combination thereof at prices related to market prices of the Common Stock prevailing at the time of sale. Such shares are being offered on a continuous basis; the precise amounts and timing of sales, if any, of the shares offered hereby will be determined by the Selling Shareholders in their sole discretion from time to time.

                                ----------------


                 THE DATE OF THIS PROSPECTUS IS JANUARY 22, 1996

                              AVAILABLE INFORMATION

Vitafort International Corporation (together with its subsidiaries herein called the "Company" or "Vitafort") is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its New York Regional Office, Room 1228, 75 Park Plaza, New York, New York 10007; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies can be obtained by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 , Current Report on Form 8-K, dated July 28, 1995, each as filed with the Commission, are incorporated herein by reference. All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered copies of the above documents, other than exhibits thereto, upon request of any such person to the Company, 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067; Attention: Corporate Secretary (telephone number 310-552-6393).

                                ----------------

                                   THE COMPANY

     Vitafort International Corporation (the "Registrant", the "Company" or "Vitafort") was formed as a California corporation in 1986 and reincorporated as a Delaware corporation in 1989. Until May 1993, Vitafort was in the businesses of formulating and developing value added foods and beverages for third parties and marketing branded seafood. In May 1993, these businesses were discontinued and, later in 1993, the Registrant disposed of these businesses. In September 1993, the Registrant installed new management and entered the business of developing and marketing branded low fat and fat free foods using proprietary formulations and processes. During 1994, Vitafort continued with the development of the business it had entered in 1993 and, in June 1994, commercially introduced its principal product, a line of fat free brownies under the brand name Fudgets-TM-. Vitafort also markets a line of meatless cold cuts under the brand name Trim Slice/Vegicatessen-TM-, a product line that it acquired in 1993. In late 1995 the Company began production of low fat confectionery items and fat free cakes under the
Truffette-TM- and Cakette-TM- brand names.   The Company will seek to improve
its sales and production of existing products and to develop and market additional branded fat free products during 1996. While management is encouraged by the performance of the Company's new products, the Company's business did not achieve profitability during 1995.

     The Company's fat free brownies and cakes and its low fat confectionery items are based upon the Company's proprietary formulas, processes, procedures and technologies, including proprietary technologies for bonding fat free ingredients to improve taste and texture. The Company seeks to protect its proprietary information through secrecy agreements with employees, suppliers and manufacturers. If the Company is advised by counsel that any of its processes, procedures or other techniques are patentable, then it may seek appropriate patent protection.

     The Company's products are made from generally available ingredients which are then converted into the Company's unique products through the Company's proprietary processes, procedures and technology.

     Although management believes that the Company's products are unique and are superior in taste to competitively available products, the food industry is characterized by the continual development of new products employing various new technologies and processes. Accordingly, no assurance can be given that new products will not be developed and marketed which are superior to the Company's products in taste, texture, feel and nutritional value or that the Company's products will continue to maintain their market acceptance.

     The Company is a Delaware corporation organized on September 28, 1989, and its principal executive offices are located at 1800 Avenue of the Stars, Suite 1114, Los Angeles, California 90067 (telephone number 310-552-6393).



                                  RISK FACTORS

The Shares offered hereby involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each prospective investor should consider carefully the information set forth below as well as the other information set forth in or incorporated by reference into this Prospectus.

1. FINANCIAL CONDITION. The Company has never had profits from ongoing operations, and from inception through September 30, 1995 had lost an aggregate of approximately $11,000,000, and will report additional losses for calendar 1995. The report of the independent auditors included in the Company's Form 10-KSB for the year ended December 31, 1994, incorporated by reference herein, includes an explanatory paragraph relating to the ability of the Company to continue as a going concern. In addition, the Company has never met its financial projections.

2. NEW PRODUCTS AND LINES OF BUSINESS. The Company has introduced new products during 1994 and late 1995 and for future revenues the Company will be relying on recently acquired products and rights where there is limited history of operations, successful commercial manufacture and distribution, or market acceptance. Accordingly, no assurance can be given that they will enjoy a sufficient level of market acceptance to permit profitable operations. Accordingly, the commercial development of each of these new products has all of the risks of a new venture and may prove not to be beneficial to the Company and its shareholders.

3.  LIMITED EXPERIENCE OF MANAGEMENT.   Although Mark Beychok, president of the
Company, has substantial experience in food distribution and marketing, the other officers of the Company have no prior experience in the operation of the business of the commercial manufacture, marketing, and distribution of foods.

5. DEPENDANCE ON MANAGEMENT. The Company is highly dependant on the efforts of its President and Chief Executive Officer: Mark Beychok, who has entered into a three year employment agreement with the Company through November 30, 1996. The Company has also obtained key man life insurance on Mr. Beychok. The loss of Mr. Beychok's services would have a material adverse effect on the Company and no assurance can be given that the proceeds of such policy will be sufficient to enable the Company to hire a suitable replacement.

5. THINLY TRADED STOCK.   The Company's Common Stock is on the "Electronic
Bulletin Board" and any quotations appearing thereon are not necessarily indicative of the value of the Shares or the prices the Investors might receive for their Shares. In addition, the Company's Common Stock has at times been thinly and infrequently traded.

6.  POTENTIAL ADVERSE IMPACT OF THE "PENNY STOCK RULES" ON THE SALE OF THE
COMPANY'S STOCK.   Since the price of the Shares is below $5.00, the Shares are covered by Rule 15(c)2-6 (the "Penny Stock Rules") that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the Penny Stock Rules, the broker-dealer must, among other things, make a suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale as well as make certain risk disclosures to customers before effecting transactions in "penny stocks". Consequently, the "Penny Stock Rules" may effect the liquidity of an investment in the Shares.

7. RECENT SALES OF RESTRICTED SECURITIES During 1995 and January 1996 the Company sold approximately 39 million shares of its Common Stock at prices ranging from $.12 to $.15 in private placement transactions. In addition, in the last six months options to purchase approximately 82,600,000 shares have been issued at prices varying from $.15 to $.30. The resales of these shares or the shares underlying the options may in the future have a depressive effect on the market for the Shares.

8. POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company may require additional capital to complete its marketing plans for its new products and no assurance is given that such capital will be available on favorable or any other terms.

9. EFFECT OF RECENT STOCK AND OPTION ISSUANCES ON FUTURE FINANCIAL RESULTS. In order to settle outstanding indebtedness and claims against the company and in order to attract its new management team, the Company issued approximately 1,000,000 shares and approximately 41,000,000 stock options. Such issuances and grants when coupled with the other recent issuances discussed herein will likely limit the ability of the Company to utilize its net operating loss carry-forward and may in the future have a substantial negative impact to any earnings of the Company. Accordingly, these factors may negatively impact the price of the Company's stock and its ability to raise additional capital.

                            SELLING SECURITY-HOLDERS

The persons who, as of the date hereof, may be Selling Stockholders pursuant to the Prospectus are set forth below.

   NAME            NUMBER OF          NUMBER OF          NUMBER OF
                   SHARES OWNED       SHARES ELIGIBLE    SHARES OWNED
                                      FOR SALE           AFTER SALES
                                      HEREUNDER          HEREUNDER AND
                                                         PERCENTAGE
                                                         OF CLASS


Mark Beychok       5,646,806(1)       15,736,684(1)   4,264,964(5.1%)(1)

Sheldon Schrager   1,723,333(2)        4,000,000(2)     390,000( .5%)(2)

Stanley J.
    Pasarell       1,261,805(3)        3,000,000(3)     261,805( .3%)(3)

Donald Wohl        1,400,000(4)        3,000,000(4)     400,000( .5%)(4)

Kenneth Berg         691,666(5)        1,000,000(5)     358,333( .4)(5)


(1) Includes, as to shares presently owned and shares owned after sales hereunder: (i) 322,350 shares owned by Mr. Beychok; (ii) 27,650 shares owned by Mr. Beychok's IRA and pension plan; (iii) 1,250,000 shares underlying a presently exercisable option, expiring December 16, 1998, which has an exercise price of $.15 per share; (iv) 300,000 shares underlying a presently exercisable option, expiring September 29, 1998, which has an exercise price of $.10 per share; and (v) 2,000,000 shares underlying a presently exercisable option, expiring September 15, 1998, which has an exercise price of $.25. Includes, as to shares presently owned: (i) 1,000,000 shares underlying the presently exercisable option for 3,000,000 shares, expiring December 16, 1998, which has an exercise price of $.15 per share; (ii) 1,250,000 shares underlying a presently exercisable option with an exercise price of $.15 which expires December 16, 1998; (iii) 190,941 shares underlying a presently exercisable option with an exercise price of $.225 which expires 15 months after the effective date of a registration statement relating to options granted in a private placement transaction; and (iv) 190,941 shares underlying a presently exercisable option with an exercise price of $.30 which expires 21 months after the effective date of a registration statement relating to options granted in a private placement transaction. Includes, as to shares offered hereby: (i) 3,000,000 shares underlying an option, expiring December 16, 1998, of which 1,000,000 shares are currently exercisable and 1,000,000 shares become exercisable on each of January 1, 1997 and January 1, 1998 and which has an exercise price of $.15 per share; (ii) 10,750,000 shares underlying an option, expiring December 16, 2000, which has an exercise price of $.15 and becomes exercisable as to one third of the shares covered thereby on each of January 1, 1997, January 1, 1998 and January 1, 1999;
(iii) 1,250,000 shares underlying a presently exercisable option with an exercise price of $.15 which expires December 16, 1998; (iv) 190,941 shares underlying a presently exercisable option with an exercise price of $.225 which expires 15 months after the effective date of a registration statement relating to options granted in a private placement transaction; (v) 190,941 shares underlying a presently exercisable option with an exercise price of $.30 which expires 21 months after the effective date of a registration statement relating to options granted in a private placement transaction and (vi) 381,842 shares of common stock.

(2) Includes, as to shares presently owned and shares owned after sales hereunder: (i) 370,000 shares owned jointly by Mr. Schrager and his wife and
(ii) 20,000 shares owned by Mr. Schrager's individual retirement account. Includes, as to shares presently owned, 1,333,333 shares underlying a presently exercisable option, expiring December 16, 1998, which has an exercise price of $.15. Includes, as to shares offered hereby 4,000,000 shares underlying an option, expiring December 16, 1998, of which 1,333,333 are presently exercisable and the balance become exercisable in equal installments on January 1, 1997 and January 1, 1998, which has an exercise price of $.15.

(3) Includes, as to shares presently owned and shares owned after sales hereunder: (i) 257,465 shares owned by Mr. Pasarrel and (ii) 3,340 of the Company's Redeemable Public Warrants which are currently exercisable and have an exercise price of $2.375 and an expiration date of April 30, 1996. Includes, as to shares presently owned, 1,000,000 shares underlying a presently exercisable option, expiring December 16, 1998, which has an exercise price of $.15. Includes, as to shares offered hereby 4,000,000 shares underlying an option, expiring December 16, 1998, of which 1,000,000 are presently exercisable and the balance become exercisable in equal installments on January 1, 1997 and January 1, 1998, which has an exercise price of $.15.

(4) Includes, as to shares presently owned and shares owned after sales hereunder, 400,000 shares underlying a presently exercisable option owned by Mr. Wohl which has an exercise price of $.22 and expires November 20, 1996. Does not include 4,500,000 shares owned by V.F.R.T. Partners, L.P., a California limited partnership, of which Mr. Wohl is the general partner. Includes, as to shares presently owned, 1,000,000 shares underlying a presently exercisable option, expiring December 16, 1998, which has an exercise price of $.15. Includes, as to shares offered hereby 1,000,000 shares underlying an option, expiring December 16, 1998, of which 1,000,000 are presently exercisable and the balance become exercisable in equal installments on January 1, 1997 and January 1, 1998, which has an exercise price of $.15.

(5) Includes, as to shares presently owned and shares owned after sales hereunder: (i) 25,000 shares underlying a presently exercisable option owned by Mr. Berg which has an exercise price of $.20 and expires September 18, 1997 and
(ii) 333,333 shares representing the presently exercisable portion of an option covering 1,000,000 shares which has an exercise price of $.15 and expires December 16, 1998. Includes, as to shares presently owned, 333,333 shares underlying the presently exercisable portion of an option, expiring December 16, 1998, which has an exercise price of $.15. Includes, as to shares offered hereby 1,000,000 shares underlying an option, expiring December 16, 1998, of which 333,333 are presently exercisable and the balance become exercisable in equal installments on January 1, 1997 and January 1, 1998, which option has an exercise price of $.15.


     All of the above selling security holders are directors of the Company. In addition (i) Mr. Beychok has been President of the Company since September 1993 and Chief Executive Officer of the Company since February 1995; and (ii) Mr. Schrager has been Chairman of the Board of the Company since February 1995.



                              PLAN OF DISTRIBUTION


     The Selling Shareholders have advised the Company that they may offer and sell the shares of Common Stock offered hereby (See "Selling Stockholders") from time to time in broker's transactions, individually negotiated transactions or a combination thereof at market prices prevailing from time to time. The precise amounts and timing of sales, if any, of the shares offered hereby will be determined by each Selling Shareholder in his sole discretion from time to time.


     The Company has agreed to bear the costs of registering the shares of Common Stock offered hereby under the Securities Act of 1933, as amended.

     Each Selling Shareholder will deliver a Prospectus in connection with the sale of shares of Common Stock offered hereby. Each Selling Shareholder will comply with the volume limitations of Rule 144(e) promulgated under the
Securities Act of 1933, as amended.   The Selling Shareholder may not sell any
shares of the Company's Common Stock at prices over $.15 per share prior to June 16, 1996.

                                  LEGAL OPINION

     The validity of the Common Stock offered hereby is being passed upon for the Company by Frank J. Hariton, Esq. Frank J. Hariton, Esq. owns: (i) 159,533 shares of Common Stock; (ii) 800 of the Company's Redeemable Common Stock Purchase Warrants; (iii) 66,667 options with an exercise price of $.225; and
(iv) 66,667 options with an exercise price of $.30.


                                     EXPERTS

The financial statements and schedules of Vitafort International Corporation as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, incorporated herein by reference and elsewhere in the registration statement, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accounts, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and net capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of that uncertainty.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering described herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer of any securities other than those specifically offered hereby or of any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                               ------------------


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Available Information. . . . . . . . . . . . . . . . . . . . . . . . .       2
Incorporation of Certain Documents by Reference. . . . . . . . . . . .       2
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
Selling Security-Holders . . . . . . . . . . . . . . . . . . . . . . .       6
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .       8
Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9



                             VITAFORT INTERNATIONAL
                                   CORPORATION


                                   26,763,684
                                   SHARES OF
                                   COMMON STOCK


                                 ---------------

                               REOFFER PROSPECTUS

                                January 22, 1996

                                 ---------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------